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IDS PROGRESSIVE FUND, INC.
Registration Number 2-30059/811-1714

EXHIBIT INDEX

Exhibit 11.    Independent Auditors' Consent
Exhibit 17.    Financial Data Schedules
Exhibit 19(b). Officers' Power of Attorney, dated Nov. 1, 1995